FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION CONTACT:
---------------------                         -------------------------------
November 8, 2005                              Gary N. Pelehaty
                                              President and CEO
                                              (609) 298-0723

                 FARNSWORTH BANCORP, INC. DECLARES CASH DIVIDEND

     Bordentown, New Jersey -- Farnsworth Bancorp, Inc. (OTC BB-FNSW), the parent holding company of Peoples Savings Bank, Bordentown, New Jersey, today announced the declaration of a $0.05 per share cash dividend payable on November 30, 2005 to stockholders of record as of the close of business on November 21, 2005. The directors voted to pay this dividend after reviewing the Company's results of operations and financial condition for the quarter and fiscal year ended September 30, 2005. "This dividend reflects the Board's continuing commitment to enhance shareholder value in our Company," according to Mr. Gary
N. Pelehaty, President and CEO of the Company.

     The Board anticipates paying cash dividends on a semi-annual basis, subject to determination and declaration by the Board of Directors, which will take into account a number of factors, including the financial condition of the Company and the Bank, and regulatory restrictions on the payment of dividends by the Bank to the Company . If paid, such dividends may be reduced or eliminated in future periods.

     Peoples Savings Bank is a federally chartered stock savings bank that conducts its business from its main office in Bordentown, New Jersey and three branch offices located in Florence, Marlton and Mt. Laurel, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded on the OTC Bulletin Board under the symbol "FNSW."

     This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Farnsworth Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


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